Exhibit 99.6

Independent Auditors' Report

The Board of Directors and Members of Utah Medical Products Inc

We have audited the accompanying additional note to reconcile UK GAAP to US GAAP for the audited Consolidated Financial Statements of Femcare Group Limited as of 31 March 2010 and 2009 and for the two years ended 31 March 2010 and consolidated related notes thereto.  The reconciliation is the responsibility of the Company’s management. Our responsibility is to express an opinion on the reconciliation based on our audit of the reconciliation.

We conducted our audits in accordance with International Standards on Auditing (UK and Ireland). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the reconciliation is free of material misstatement whether caused by fraud or error.

In our opinion, the reconciliation referred to above present fairly, in all material respects, the adjustments required to reconcile UK GAAP to US GAAP for the audited Consolidated Financial Statements of Femcare Group Limited as of 31 March 2010.

/s/ The Norton Practice

The Norton Practice
Chartered Accountants and Statutory Auditors
Reading
United Kingdom

1 August 2011